As filed with the Securities and Exchange Commission on June 18, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

NORTHSTAR ASSET MANAGEMENT GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

399 Park Avenue 18th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: 212-547-2600
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common stock, $.01 par value per share	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: NONE
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer
☒ Non-Accelerated Filer (Do not check if smaller reporting company)	☐ Smaller Reporting Company

Item 1.   Business
The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Financial Statements” of the Information Statement attached hereto as Exhibit 99.1 (the “Information Statement”). Those sections are incorporated herein by reference.
Item 1A.   Risk Factors
The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.
Item 2.   Financial Information
The information required by this item is contained under the sections “Summary,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.
Item 3.   Properties
The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.
Item 4.   Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the sections “Shares Eligible for Future Sale” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. Those sections are incorporated herein by reference.
Item 5.   Directors and Executive Officers
The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.
Item 6.   Executive Compensation
The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.
Item 7.   Certain Relationships and Related Transactions and Director Independence
The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions,” “Corporate Governance and Management” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. Those sections are incorporated herein by reference.
Item 8.   Legal Proceedings
The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.
Item 9.   Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Distribution Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 10.   Recent Sales of Unregistered Securities
On January 22, 2014, in connection with the incorporation of NorthStar Asset Management Group Inc., an affiliate of NorthStar Realty Finance Corp. acquired 100 shares of common stock, par value $0.01 per share, of NorthStar Asset Management Group Inc. for a purchase price of $1,000. These shares were issued in reliance on section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. NorthStar Realty Finance Corp.’s affiliate, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

Item 11.   Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 12.   Indemnification of Directors and Officers
The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.
Item 13.   Financial Statements and Supplementary Data
The information required by this item is contained under the sections “Selected Financial Data,” “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15.   Financial Statements and Exhibits
(a) Financial Statements
The information required by this item is contained under the section “Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.
(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1++	Form of Separation Agreement between NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.
3.1++	Amended and Restated Certificate of Incorporation of NorthStar Asset Management Group Inc.
3.2++	Amended and Restated Bylaws of NorthStar Asset Management Group Inc.
10.1**	Form of Management Agreement between an affiliate of NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.
10.2++	Form of Contribution Agreement between NorthStar Asset Management Group Inc. and NRFC Sub-REIT Corp.
10.3++	Form of Loan Origination Services Agreement between an affiliate of NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.
10.4++	Form of Tax Disaffiliation Agreement between NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.
10.5++	Form of Employee Matters Agreement between NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.
10.6**
Advisory Agreement, dated March 17, 2010, among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NS Real Estate Income Trust Advisor, LLC and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 5 to NorthStar Real Estate Income Trust, Inc.’s Registration Statement on Form S-11 (File No. 333-1576888)).

Exhibit No.	Description
10.7**
Amendment No. 1 to Advisory Agreement, dated February 24, 2011, by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NS Real Estate Income Trust Advisor, LLC and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.1 to NorthStar Real Estate Income Trust, Inc.’s Current Report on Form 8-K filed on March 2, 2011).

10.8**
Amendment No. 2 to Advisory Agreement, dated November 8, 2011, by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NS Real Estate Income Trust Advisor, LLC and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 6 to NorthStar Real Estate Income Trust, Inc.’s Registration Statement on Form S-11 (File No. 333-157688)).

10.9**
Amendment No. 3 to Advisory Agreement, dated August 8, 2012, by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NS Real Estate Income Trust Advisor, LLC and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.6 to NorthStar Real Estate Income Trust, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2012).

10.10**
Amended and Restated Advisory Agreement, dated July 31, 2012, among NorthStar Healthcare Income, Inc., NorthStar Healthcare Income Operating Partnership, LP, NorthStar Healthcare Income Advisor, LLC and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 7 to NorthStar Healthcare Income, Inc.’s Registration Statement on Form S-11 (File No. 333-170802)).

10.11**
Advisory Agreement, dated May 2, 2013, among NorthStar Real Estate Income II, Inc., NorthStar Real Estate Income Operating Partnership II, LP, NS Real Estate Income Advisor II, LLC and NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 3 to NorthStar Real Estate Income II, Inc.’s Registration Statement on Form S-11 (File No. 333-185640)).

10.12†**	NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan.
10.13†**	NorthStar Asset Management Group Inc. Executive Incentive Bonus Plan.
10.14++†	Form of Executive Employment Agreement by and between NorthStar Asset Management Group Inc. and David T. Hamamoto.
10.15++†	Form of Executive Employment Agreement and Agreement with Foreign Executive Officer by and between NorthStar Asset Management Group, Ltd and Daniel R. Gilbert.
10.16++†	Form of Executive Employment Agreement by and between NorthStar Asset Management Group Inc. and Albert Tylis.
10.17++†	Form of Executive Employment Agreement by and between NorthStar Asset Management Group Inc. and Debra A. Hess.
10.18++†	Form of Executive Employment Agreement by and between NorthStar Asset Management Group Inc. and Ronald J. Lieberman.
10.19++	Form of Credit Agreement by and between NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.
10.20++	Form of Indemnification Agreement between NorthStar Asset Management Group Inc. and its directors and officers
21.1++	Subsidiaries of the Registrant.
99.1++	Preliminary Information Statement of NorthStar Asset Management Group Inc., subject to completion, dated June 18, 2014.

**	Previously filed.

†	Denotes a management contract or compensatory plan or arrangement.

++	Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHSTAR ASSET MANAGEMENT GROUP INC.
(Registrant)
Date: June 18, 2014
	By:	/s/ David T. Hamamoto
(Signature)
	Name:	David T. Hamamoto
	Title:	Chairman and Chief Executive Officer

4